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                                                                Exhibit 10.43

                                  cMeRun Corp.
                                 One Cabot Road
                                Hudson, MA 01749

DRAFT February 2, 2000

Mr. Frank Killoran
1264 129b Street
Surrey, B.C.  V4A 3Y9

RE:      NON-COMPETITION AGREEMENT

         Further to our numerous discussions and e-mails, this is to set out our proposal relative to the captioned matter.

         We acknowledge that in the course of your involvement with cMeRun Corp. ("cMeRun" or "the Corporation"), we have come to realize that you have personal goodwill that is of considerable benefit to the Corporation. In addition, we acknowledge that you have personally developed significant knowledge and experience of a personal nature applicable to the Application Service Provider Industry in general and to the business of the Corporation in particular. Moreover, we acknowledge that through your individual efforts, you have become aware of and have developed business opportunities and concepts which, apart from an agreement to the contrary, you could pursue in your personal capacity in competition with and to the detriment of the Corporation.

         Accordingly, in consideration of the sum of $100,000, the receipt of which you do hereby acknowledge, you hereby agree that without the prior written consent of the Corporation you shall not for a period of three (3) years from the date hereof either individually or in partnership or jointly or in conjunction with any person or persons, firm, association, syndicate, company or corporation as principal, agent, shareholder, employee, consultant or trustee:

     (a) carry on a business in competition with the Corporation anywhere in North America;

     (b) request, advise or entice in any fashion any clients to withdraw, curtail or cancel any business with the Corporation;

     (c) recruit or attempt to recruit any officers or employees of the Corporation;

Yours very truly,


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Cameron Chell
Chairman of the Board - cMeRun Corp.

Accepted and Agreed to
this ___ day of __________, 2000


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Frank Killoran